EXHIBIT 99.3

Apogent Technologies Inc.

Offer to Exchange

2.25% Senior Convertible Contingent Debt SecuritiesSM*(CODESSM*)
Due 2021
(CUSIP Nos. 03760A AD3 and 03760A AE1)
for 2.25% Convertible Senior Debentures Due 2021

May 28, 2004

To Our Clients:

      Enclosed for your consideration is a preliminary prospectus, dated May 28, 2004 (together with any subsequent preliminary or final prospectus, the “Prospectus”), and the related letter of transmittal (the “Letter of Transmittal”), relating to the offer (the “Exchange Offer”) of Apogent Technologies Inc. (“Apogent”) to exchange its new 2.25% Convertible Senior Debentures due 2021 for its issued and outstanding 2.25% Senior Convertible Contingent Debt Securities due 2021 (the “Old 2.25% CODES”) upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal.

      This material is being forwarded to you as the beneficial owner of the Old 2.25% CODES held by us for your account but not registered in your name. A TENDER OF SUCH OLD 2.25% CODES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

      Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old 2.25% CODES held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

      Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old 2.25% CODES on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on July 1, 2004, unless extended by Apogent. The term “Expiration Time” means the latest time and date to which the Exchange Offer is extended. Any Old 2.25% CODES tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Time.

      Your attention is directed to the following:

1. The Exchange Offer is for any and all Old 2.25% CODES.

2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned “The Exchange Offer,” including the consummation of the proposed merger pursuant to which Apogent will become a subsidiary of Fisher Scientific International Inc.

3. Any transfer taxes incident to the transfer of Old 2.25% CODES from the holder to Apogent will be paid by Apogent, except as otherwise provided in the Instructions in the Letter of Transmittal.

4. The Exchange Offer expires at 5:00 p.m., New York City time, on July 1, 2004, unless extended by Apogent.

5. Subject to consummation of the Exchange Offer, if you validly tender your Old 2.25% CODES, and do not withdraw your tender offer prior to the Expiration Time, Apogent will pay you an exchange fee equal to 0.25% of the principal amount of the Old 2.25% CODES you validly tender. If your Old 2.25% CODES are not received by the Exchange Agent prior to the Expiration Time, you will not receive the exchange fee.

*	“Convertible Contingent Debt Securities” and “CODES” are service marks of

Lehman Brothers Inc.

      If you wish to have us tender your Old 2.25% CODES, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER OLD 2.25% CODES.

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INSTRUCTIONS WITH RESPECT TO

THE EXCHANGE OFFER

      The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Apogent with respect to the Old 2.25% CODES.

      This will instruct you to tender the Old 2.25% CODES held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

☐ Please tender the Old 2.25% CODES held by you for my account as indicated below:

Aggregate Principal Amount of Old 2.25% CODES

2.25% Senior Convertible Contingent Debt Securities Due 2021: $

☐ Please do not tender any Old 2.25% CODES held by you for my account.

Dated:                     , 2004

SIGN HERE

Signature(s)

Please print name(s) here

Address(es)

Area Code and Telephone Number

Social Security No(s) or other Taxpayer Identification No(s).

None of the Old 2.25% CODES held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all Old 2.25% CODES held by us for your account.

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